UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 5, 2026
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On February 5, 2026, Toll Brothers, Inc. (the “Registrant”) and its wholly owned subsidiary First Huntingdon Finance Corp. (the “Borrower”) amended the Borrower’s $2.35 billion senior unsecured revolving credit agreement, dated as of February 14, 2023, among the Registrant, the Borrower, the lenders party thereto and Mizuho Bank, Ltd. as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”). In connection with the amendment, among other updates, the total amount of revolving loans and commitments available under the Revolving Credit Agreement was increased from $2.35 billion to $2.375 billion, the maturity date of the Revolving Credit Agreement was extended from February 7, 2030 to February 5, 2031, and the Revolving Credit Agreement’s interest rate provisions were adjusted to remove the Secured Overnight Financing Rate credit spread adjustment of ten basis points (the “SOFR Credit Spread Adjustment”).

In addition, on February 5, 2026, the Registrant and the Borrower amended the Borrower’s $650 million senior unsecured term loan credit agreement, dated as of February 3, 2014 among the Registrant, the Borrower, the lenders party thereto and Truist Bank, as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). In connection with the amendment, among other updates, the maturity date of $548,437,500 of loans outstanding under the Term Loan Agreement was extended from February 7, 2030 to February 5, 2031 (with $101,562,500 of outstanding loan remaining due on February 7, 2030) and the Term Loan Agreement’s interest rate provisions were adjusted to remove the SOFR Credit Spread Adjustment from substantially all outstanding loans thereunder.
The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors of the obligations under each of the Revolving Credit Agreement and the Term Loan Agreement.
ITEM 9.01. Financial Statements and Exhibits
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

10.1*    Amendment No. 1, dated as of February 5, 2026, by and among First Huntingdon Finance Corp., Toll Brothers, Inc. (the “Company”), the other Subsidiaries of the Company party hereto, Mizuho Bank, Ltd., as Administrative Agent, and the Lenders party thereto. (The Revolving Credit Facility Amendment)

10.2*    Amendment No. 6, dated as of February 5, 2026, by and among First Huntingdon Finance Corp., Toll Brothers, Inc. (the “Company”), the other Subsidiaries of the Company party hereto, Truist Bank, as Administrative Agent, and the Lenders party hereto. (The Term Loan Amendment)

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	February 5, 2026	By:	/s/ Erica J. Mainardi
Erica J. Mainardi Senior Vice President, Chief Accounting Officer

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